Exhibit 10.14

AVIV REIT, INC.

2013 LONG-TERM INCENTIVE PLAN

AWARD NOTICE

[ • ]

You have been awarded an Option to purchase shares of Common Stock of Aviv REIT, Inc. (the “Company”), pursuant to the terms and conditions of the Aviv REIT, Inc. 2013 Long-Term Incentive Plan (the “Plan”) and the Stock Option Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Stock Option Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Option:	You have been awarded [a Nonqualified/an Incentive] Stock Option to purchase from the Company [ • ] shares of its Common Stock, par value $0.01 per share, subject to adjustment as provided in Section 4.4 of the Agreement.

Option Date:	[ • ]

Exercise Price:	$[ • ] per share, subject to adjustment as provided in Section 4.4 of the Agreement.

Vesting Schedule:	[ • ]

Expiration Date:	Except to the extent earlier terminated pursuant to Section 2.2 of the Agreement or earlier exercised pursuant to Section 2.3 of the Agreement, the Option shall terminate at 5:00 p.m., Central time, on the tenth anniversary of the Option Date.

Restrictive Covenants:	[ • ]

AVIV REIT, INC.

By:
Name:
Title:

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Aviv REIT, Inc. at the address stated herein, I hereby acknowledge receipt of the Agreement and the Plan, accept the Option granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

Optionee

Date

AVIV REIT, INC.
ATTN: [ • ]
303 WEST MADISON STREET, SUITE 2400
CHICAGO, IL 60606

2

AVIV REIT, INC.

2013 LONG-TERM INCENTIVE PLAN

STOCK OPTION AGREEMENT

Aviv REIT, Inc., a Maryland corporation (the “Company”), hereby grants to the individual (“Optionee”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Option Date”), pursuant to the provisions of the Aviv REIT, Inc. 2013 Long-Term Incentive Plan (the “Plan”), an option to purchase from the Company the number of shares of Common Stock set forth in the Award Notice at the price per share set forth in the Award Notice (the “Exercise Price”) (the “Option”), upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Option Subject to Acceptance of Agreement. The Option shall be null and void unless Optionee shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company.

2. Time and Manner of Exercise of Option.

2.1. Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).

2.2. Vesting and Exercise of Option. The Option shall become vested and exercisable in accordance with the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). The Option shall be vested and exercisable following a termination of Optionee’s employment according to the following terms and conditions:

(a) Termination as a Result of Optionee’s Death or Disability. If Optionee’s Termination occurs due to the Optionee’s death or Disability, then the Option, to the extent vested on the effective date of such Termination, may thereafter be exercised by Optionee or Optionee’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is one year after the date of such Termination and (ii) the Expiration Date.

(b) Termination for Cause or by Optionee. If Optionee’s Termination occurs (i) for Cause or (ii) due to Optionee’s resignation, then the Option, whether or not vested, shall terminate immediately upon such Termination.

(c) Termination Other than for Cause, Death or Disability. If Optionee’s Termination occurs for any reason other than for Cause, death or Disability, then the Option, to the extent vested on the effective date of such Termination, may thereafter be exercised by Optionee until and including the earlier to occur of (i) the date which is ninety (90) days after the date of such Termination and (ii) the Expiration Date.

2.3. Method of Exercise. Subject to the limitations set forth in this Agreement, the Option may be exercised by Optionee (a) by delivering to the Company an exercise notice in the form prescribed by the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full, and without any extension of credit, either (i) in cash, (ii) by delivery (either actual delivery or by attestation procedures established by the Company) to the Company of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (iv) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (v) by a combination of (i), (ii), (iii) and (iv) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by Optionee. No certificate representing a share of Common Stock shall be issued or delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 4.3, have been paid.

2.4. Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not earlier terminated pursuant to Section 2.2 or exercised pursuant to Section 2.3, on the Expiration Date. Upon the termination of the Option, the Option and all rights hereunder shall immediately become null and void.

3. Restrictive Covenants.

3.1. [ • ]

4. Additional Terms and Conditions of Option.

4.1. Nontransferability of Option. The Option may not be transferred by Optionee other than by will, the laws of descent and distribution, pursuant to the designation of one or more beneficiaries on the form prescribed by the Company, to the Optionee’s family members, a trust or entity established by the Optionee for estate planning purposes or to a charitable organization designated by the Optionee on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, (a) during Optionee’s lifetime the Option is exercisable only by Optionee or Optionee’s legal representative, guardian or similar person and (b) the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

4.2. Investment Representation. Optionee hereby represents and covenants that (a) any shares of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities

Act of 1933, as amended (the “Securities Act”), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (c) if requested by the Company, Optionee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

4.3. Withholding Taxes.

(a) As a condition precedent to the issuance of Common Stock upon exercise of the Option, Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Optionee.

(b) Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (i) a cash payment to the Company, (ii) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (iii) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered to Optionee upon exercise of the Option having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (iv) except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (v) any combination of (i), (ii), (iii) and (iv). Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by Optionee. No certificate representing a share of Common Stock shall be issued or delivered until the Required Tax Payments have been satisfied in full.

4.4. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities subject to the Option and the Exercise Price shall be appropriately adjusted by the Committee and in accordance with section 409A of the Code. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being subject to the Option, the Company shall pay Optionee, in connection with the first exercise occurring after such adjustment, an amount in cash determined by multiplying (a) the fraction of such security (rounded to the nearest hundredth) by (b) the excess, if any, of (i) the Fair Market Value on such date over (ii) the Exercise Price of the Option.

4.5. Change in Control. In the event of a Change in Control, the Option shall be subject to Section 5.8 of the Plan.

4.6. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, the Option may not be exercised, in whole or in part, and such shares may not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

4.7. Issuance or Delivery of Shares. Upon the exercise of the Option, in whole or in part, the Company shall issue or deliver, subject to the conditions of this Section 4, the number of shares of Common Stock purchased against full payment therefor. Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance, except as otherwise provided in Section 4.3.

4.8. Option Confers No Rights as Stockholder. Optionee shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until such shares are purchased and issued upon the exercise of the Option, in whole or in part, and Optionee becomes a stockholder of record with respect to such issued shares. Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and issued.

4.9. Option Confers No Rights to Continued Employment or Service. In no event shall the granting of the Option or its acceptance by Optionee, or any provision of this Agreement or the Plan, give or be deemed to give Optionee any right to continued employment or service by the Company, any Subsidiary or any Affiliate of the Company, or affect in any manner the right of the Company, any Subsidiary or any Affiliate of the Company to terminate the employment or service of any person at any time.

4.10. Designation of Option. If designated in the Award Notice as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in section 422 of the Code. To the extent the Option is exercised pursuant to its terms after the period set forth in section 422(a) of the Code or exceeds the limitation set forth in section 422(d) ($100,000) of the Code or otherwise does not meet the requirements for an Incentive Stock Option under section 422 of the Code, the Option shall not be treated as an Incentive Stock Option under section 422.

4.11. Initial Public Offering. The Optionee hereby agrees that in the event of an Initial Public Offering, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriters or the Committee for such Initial Public Offering. The foregoing limitation shall not apply to shares registered in the Initial Public Offering under the Securities Act.

5. Miscellaneous Provisions.

5.1. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

5.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

5.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Aviv REIT, Inc., Attn: [ • ], 303 West Madison Street, Suite 2400, Chicago, IL 60606, and if to Optionee, to the last known mailing address of Optionee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing and either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing through the United States mail or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

5.4. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

5.5. Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.6. Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

5.7. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, and shall be interpreted in accordance therewith. Optionee hereby acknowledges receipt of a copy of the Plan, and by signing and returning the Award Notice to the Company, at the address stated herein, he or she agrees to be bound by the terms and conditions of this Agreement, the Award Notice and the Plan.

5.8. Code Section 409A.

(a) This Agreement is intended to be excepted from the requirements of section 409A of the Code or to avoid accelerated taxation and/or the imposition of any additional tax or penalty under section 409A of the Code, as applicable, and shall be interpreted and construed consistent with that intent. Notwithstanding such intention, the Board may, at any time and in its sole discretion and without an Optionee’s prior consent, amend this Agreement, adopt policies and procedures or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt this Agreement from the application of section 409A of the Code, (ii) preserve the intended tax treatment of any such award or (iii) comply with the requirements of section 409A of the Code, including without limitation any such regulations guidance, compliance programs and other interpretive authority that may be issued after the date of grant.

(b) Optionees (or their beneficiaries) shall be responsible for all taxes with respect to any awards under the Plan. The Board and the Company make no guarantees to any person regarding the tax treatment of awards or payments made under the Plan. Neither the Board nor the Company has any obligation to take any action to prevent the assessment of any additional tax or penalty on any Optionee with respect to any award under section 409A of the Code or otherwise and none of the Company or any of its Affiliates, or any of their employees or representatives, shall have any liability to an Optionee with respect thereto.